EXHIBIT 99.1

LTX-Credence Announces First Quarter Results

NORWOOD, Mass., Nov. 29, 2012 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of market focused, cost-optimized ATE solutions, today announced financial results for its first quarter ended October 31, 2012.

Net sales for the quarter were $43,188,000, compared to the prior quarter net sales of $43,462,000. Net income for the quarter was $549,000, or $0.01 per share on a GAAP basis. Excluding the impact of special items totaling $398,000, and amortization of purchased intangible assets of $396,000, non-GAAP net income for the quarter was $1,343,000, or $0.03 per share.

Dave Tacelli, chief executive officer and president, commented, "The mobility space remained particularly strong in the quarter leading to high demand for our PAx test solution. The PAx is used by certain customers to test the RF front-end devices that are designed into the most popular smartphones in the market.

"We are also very encouraged by the fast adoption rate of our new Diamondx product by several top tier IDM and fabless semiconductor companies. Diamondx has now been established as an approved test platform by some of the largest semiconductor suppliers in North America, Europe, Japan, Taiwan and China. These customers quickly recognized the significant impact the Diamondx provides in reducing their cost of test in three key areas: capital cost, throughput and operating costs. With initial Diamondx revenues recognized in the first fiscal quarter, we expect the Diamondx revenue ramp to continue throughout the fiscal year."

Second Quarter Fiscal 2013 Outlook

For the fiscal quarter ending January 31, 2013, net sales are expected to be in the range of $35 million to $39 million. Non-GAAP net loss is expected to be in the range of $(0.08) to $(0.04) per share, assuming 47.5 million shares outstanding. The non-GAAP net loss guidance excludes amortization of purchased intangible assets of approximately $0.4 million.

The Company will conduct a conference call today, November 29, 2012, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The call will be simulcast via the LTX-Credence web site http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard through December 1, 2012, via telephone, by dialing 855.859.2056; conference ID number 69875060. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended October 31, 2012 excludes the amortization of purchased intangible assets, restructuring charges, and other special items. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's second fiscal quarter 2013, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions which impact capital spending; fluctuations in business and consumer spending; fluctuations in our product and service demand;  sole or limited sources of supply; risks related to the development, timely delivery, and market acceptance of new products, options and software applications by us and our competitors; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2012. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability.  LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.ltxc.com.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	October 31, 2012	July 31, 2012
Current assets
Cash and cash equivalents	$ 25,290	$ 29,446
Marketable securities	103,550	107,728
Accounts receivable - trade, net	34,189	31,182
Accounts receivable - other, net	624	740
Inventories, net	31,477	28,850
Prepaid expenses and other current assets	3,044	3,440
Total current assets	198,174	201,386

Property and equipment, net	18,236	18,229
Intangible assets, net	2,758	3,153
Goodwill	43,030	43,030
Other assets	1,285	1,270
Total assets	$ 263,483	$ 267,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 17,684	$ 12,734
Other accrued expenses	20,225	19,736
Deferred revenues	4,259	5,347
Total current liabilities	42,168	37,817

Other long-term liabilities	13,441	13,547
Stockholders' equity	207,874	215,704
Total liabilities and stockholders' equity	$ 263,483	$ 267,068

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended
	October 31,
	2012	2011

Net sales	$ 43,188	$ 33,752
Cost of sales	19,684	15,715
Gross profit	23,504	18,037

Engineering and product development expenses	12,392	12,916
Selling, general, and administrative expenses	10,006	9,321
Amortization of purchased intangible assets	396	791
Restructuring	231	46
Income (loss) from operations	479	(5,037)

Other income, net	209	250
Income (loss) before provision for income taxes	688	(4,787)
Provision for income taxes	139	122
Net income (loss)	$ 549	$ (4,909)

Net income (loss) per share:

Basic	$ 0.01	$ (0.10)
Diluted	$ 0.01	$ (0.10)

Weighted average shares outstanding:

Basic	48,303	49,487
Diluted	48,711	49,487

LTX-Credence Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31, 2012	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended October 31, 2011	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income (loss)	$ 549	$ 0.01	$ 0.01	$ (4,909)	$ (0.10)	$ (0.10)
Amortization of purchased intangible assets	396	0.01	0.01	791	0.02	0.02
Income tax expense from foreign entity mergers	167	0.01	0.01	--	--	--
Restructuring	231	0.00	0.00	46	0.00	0.00
Merger-related expense	--	--	--	115	0.00	0.00

Non-GAAP net income (loss)	$ 1,343	$ 0.03	$ 0.03	$ (3,957)	$ (0.08)	$ (0.08)

Weighted average shares outstanding:		48,303	48,711		49,487	49,487
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com